UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 4, 2023

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 230 San Diego, CA 92130 (858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 3, 2023, the Board of Directors (the “Board”) of Oncternal Therapeutics, Inc. (“Oncternal”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board and pursuant to Oncternal’s Amended and Restated Bylaws, appointed Jill DeSimone as a Class II director of the Board to serve until Oncternal’s 2024 Annual Meeting of Stockholders or until her successor has been duly elected and qualified. The Board has not yet determined the Board committees on which Ms. DeSimone will serve, if any. The Board determined that Ms. DeSimone is independent under the listing standards of the Nasdaq Stock Market LLC.

Ms. DeSimone served as president of U.S. Oncology at Merck & Co., Inc. from 2014 to May 2022. During her time at Merck, Ms. DeSimone also temporarily served as interim president of U.S. Pharma to help navigate the business through the COVID-19 pandemic. Prior to joining Merck, she served as senior vice president of Global Women’s Health at Teva Pharmaceutical Industries Ltd from 2012 to 2014. Prior to her time at Teva, Ms. DeSimone served in several roles of increasing responsibility at Bristol Myers Squibb from 1980 to 2012, including senior vice president of U.S. Commercial from 2010 to 2012 and senior vice president of U.S. Virology/HIV from 2006 to 2010. Ms. DeSimone currently serves as a director of Praxis Precision Medicines, Inc. and Affini-T Therapeutics, Inc. Ms. DeSimone also serves as a board member for the Florida Cancer Specialists Foundation, a nonprofit organization that helps individuals with their essential living expenses while they undergo treatment for cancer. Ms. DeSimone received a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania.

In connection with her appointment to the Board, Ms. DeSimone received an option to purchase 50,000 shares of common stock of Oncternal with an exercise price equal to the closing sales price of Oncternal’s common stock on the date of grant. The option award has a term of ten years from the date of grant and will vest and become exercisable in 36 substantially equal installments on each monthly anniversary of the date of grant, subject to Ms. DeSimone’s continued service on the Board through the applicable vesting date. Ms. DeSimone will also receive cash compensation for her service on the Board in accordance with Oncternal’s non-employee director compensation program as in effect from time to time, as most recently described in the definitive proxy statement on Schedule 14A for Oncternal’s 2022 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on April 29, 2022. Ms. DeSimone will enter into Oncternal’s standard form of Indemnification Agreement, which was filed as exhibit 10.15 to Oncternal’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: January 4, 2023	By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer
Title: Chief Executive Officer